

JONES APPAREL GROUP

2009 First Quarter Earnings

April 29, 2009

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expect," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

- those associated with the effect of national, regional and international economic conditions;
- lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
- the tightening of the credit markets and the Company's ability to obtain credit on satisfactory terms;
- given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general ;
- the performance of the Company's products within the prevailing retail environment;
- customer acceptance of both new designs and newly-introduced product lines;
- the Company's reliance on a few department store groups for large portions of the Company's business;
- consolidation of the Company's retail customers;
- financial difficulties encountered by the Company's customers;
- the effects of vigorous competition in the markets in which the Company operates;
- the Company's ability to attract and retain qualified executives and other key personnel;
- the Company's reliance on independent foreign manufacturers;
- changes in the costs of raw materials, labor, advertising and transportation;
- the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
- the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;
- the Company's ability to successfully implement new operational and financial computer systems; and
- the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Strategy Overview: Taking Action to Protect Stakeholder Value in the Near-Term

Continue re-evaluation of businesses during economic uncertainty:

- Identified annual cost savings of $20 million ($13 million of savings to be realized in 2009)
  - Personnel reductions: ~375 positions
  - In addition to $33 million in savings identified and realized at the beginning of 2009 and $17 million of cost increases avoided by salary and wage freeze
- Reassessed strategy for company operated retail stores
  - Plan to right-size portfolio, stabilize, improve return on invested capital and return portfolio to profitability
  - Company-owned retail stores remains core
- Continued control over discretionary spending; conservative approach to new projects
- Enhanced financial flexibility
  - Completed consent solicitation for Senior Notes and near completion of cash tender for Senior Notes due November 2009
  - Near completion of new Asset Based Lending (ABL) credit facility for up to $650 million

We will continue to take decisive and proactive actions that will enable us to execute on our strategy.

Strategy Overview: Taking Action to Deliver Shareholder Value Going Forward

Ongoing actions to remain a strong competitor:

- Stimulate core brands with new and relevant product initiatives, innovative concepts and smart marketing and branding
  - New Balance for Nine West in stores
  - Anne Klein e-commerce site launched
  - Nine West Vintage America Collection in stores for Fall
  - ShoeWoo test concept expanding to 4 doors
  - Nine Loves loyalty program with over 183,000 members
- Introducing Rachel Rachel Roy contemporary line for August 2009 distribution
- Grow market share by leveraging scale and relationships
  - Pursue exclusive partnerships
  - Maintain position as top department store resource
  - Continue to support and grow mass market opportunity
  - Continue to sell into a varied portfolio of channels
  - Expand licensing and private label, both domestic and international
- Enhance and strengthen appeal of brands
  - Emphasize design and merchandise assortments
  - Maintain consistency of quality and fit

Rachel Roy Brand Expansion

- Announcing Rachel Rachel Roy contemporary line
- Strategic expansion of global Rachel Roy brand to reach a diverse audience and increase demand at different price levels
- Rachel Rachel Roy to be sold exclusively at Macy's, beginning August 2009
  - Includes sportswear, footwear and accessories
  - Collection will capture a fresh and youthful look that reflects today's culture by mixing elements of "downtown cool" with "uptown chic" at affordable price points
  - Will retail from $59 to $299 for sportswear, $79 to $199 for footwear, $40 to $195 for jewelry and $69 to $109 for handbag
- E-commerce website for the Rachel Roy brand to feature Rachel Roy New York and Rachel Rachel Roy
- Creative marketing approach to emphasize non-traditional and "social" media





Retail Improvement Strategy

- Plan to close unprofitable and marginally profitable store locations
  - Reducing store base by over 225 doors by December 2010
  - Timing is right with upcoming lease expirations, minimal cash outlay
- Expense savings and elimination of unprofitable locations to benefit results. Anticipated benefits: $3 million in 2009; $14 million in 2010; $20 million in 2011
- Smaller chain will yield reduced capital requirements
- Anticipate improved return on invested capital and reduction in inventory levels
- Retail remains core to Jones Apparel Group
  - Key retail stores (flagships) enhance brands
  - Product synergies with Wholesale channel
  - Branding opportunity – ability to showcase complete brand line
  - Outlet channel has been consistent profitable point of distribution

Right-sizing initiatives to stabilize, improve return on invested capital and return company-owned retail to profitability.

Q1 2009 Performance – Consolidated

($ in millions, except per share)	Q1-2009	Q1-2008
Total Revenue	$893	$982
Gross Profit	$296	$331
Gross Margin	33.2%	33.6%
Operating Income	$49	$59
Income from Continuing Operations	$24	$32
Adjusted EPS from Continuing Operations	$0.28	$0.37

- Results impacted by heavily promotional retail environment
- Annual revenue from e-commerce sites increased 90% to $10.7 million from $5.6 million

Amounts relate to adjusted results from continuing operations – see Appendix for reconciliation of GAAP to adjusted

Q1 2009 Performance – Segment

($ in millions)	Q1 - 2009	Q1 - 2008
Revenue (including intersegment revenues) -		
Wholesale Better	$331	$371
Wholesale Jeanswear	$231	$229
Wholesale Footwear & Accessories	$237	$273
Retail	$141	$159
Operating Profit (Loss) -		
Wholesale Better	$52	$59
Wholesale Jeanswear	$23	$21
Wholesale Footwear & Accessories	$20	$25
Retail	($35)	($25)
Operating Margin -		
Wholesale Better	15.8%	15.8%
Wholesale Jeanswear	9.8%	9.1%
Wholesale Footwear & Accessories	8.4%	9.0%
Retail	-24.7%	-15.4%

Amounts relate to adjusted results from continuing operations – see Appendix for reconciliation of GAAP to adjusted

Strong Financial Position

- Cash at quarter end: ~ $194 million
- Near completion –
  - New ABL facility for up to $650 million
  - Debt tender for $250 million of Senior Notes due November 2009, with ~ $242 million tendered. After completion of tender, $508 million of Senior Notes remain.
- Quarterly dividend: $0.05 per share
- First Quarter 2009 Capital Expenditures: ~ $8 million

2009 Guidance

($ in millions)	Revenue
Wholesale Better Apparel	$1,050 - $1,100
Wholesale Jeanswear	$775 - $825
Wholesale Footwear and Accessories	$950 - $1,010
Retail	$675 - $725
Licensing, Other and Eliminations	$(150) - $(160)
Total Company	$3,300 - $3,500
Interest Expense	~$53 Million
Effective Tax Rate	~35.0 %
Depreciation and Amortization	~$88 Million
Weighted Average Shares	~82 Million
Capital Expenditures	~$40 Million

Full Year Brand Contribution


2009 Projected Revenues
Jones New York
20%
Easy Spirit
8%
l.e.i.
7%
Anne Klein
7%
Gloria Vanderbilt
6%
Bandolino
5%
Energie
4%
Kasper
4%
Other
15%
Nine West
24%

Q1 2009 Reconciliation GAAP to Adjusted

($ in millions, except per share)

	GAAP	Adjustments		Adjusted
Q1 2009 Net Revenues				
Wholesale Better	$ 331	$ -		$ 331
Wholesale Jeanswear	229	2	(a)	$ 231
Wholesale Footwear & Accessories	237	-		$ 237
Retail	141	-		$ 141
Licensing, Other and Eliminations	(47)	-		$ (47)
Total Company	$ 891	$ 2		$ 893
Q1 2009 Gross Profit	$ 293	$ 3	(a)	$ 296
Q1 2009 Operating Income				
Wholesale Better	$ 50	$ 2	(b)	$ 52
Wholesale Jeanswear	17	6	(a, b)	23
Wholesale Footwear & Accessories	16	4	(b)	20
Retail	(58)	23	(c)	(35)
Licensing, Other and Eliminations	(11)	-		(11)
Total Segment Income (loss)	$ 14	$ 35		$ 49
(Loss) income from continuing operations	$ -	$ 24		$ 24
EPS from continuing operations	$ -	$ 0.28		$ 0.28

(a) Includes costs related to the exit from certain moderate sportswear lines announced in May 2007, the repositioning of l.e.i. as an exclusive product for Walmart announced in February 2008, and other restructuring costs.

(b) Represents severance and other expenses related to strategic review of operations, and certain other items.

(c) Includes fixed asset impairment and other charges related to the closure of underperforming retail locations announced in April 2009.

Q1 2008 Reconciliation GAAP to Adjusted

($ in millions, except per share)

	GAAP		Adjustments			Adjusted	
Q1 2008 Net Revenues							
Wholesale Better	$	371	$	-		$	371
Wholesale Jeanswear		222		7	(a)	$	229
Wholesale Footwear & Accessories		273		-		$	273
Retail		159		-		$	159
Licensing, Other and Eliminations		(50)		-		$	(50)
Total Company	$	975	$	7		$	982
Q1 2008 Gross Profit	$	321	$	10	(a)	$	331
Q1 2008 Operating Income							
Wholesale Better	$	60	$	(1)	(b)	$	59
Wholesale Jeanswear		4		17	(a)		21
Wholesale Footwear & Accessories		23		2	(c)		25
Retail		(25)		-			(25)
Licensing, Other and Eliminations		(22)		1	(c)		(21)
Total Segment Income (loss)	$	40	$	19		$	59
Total Company Operating Income	$	40	$	19		$	59
(Loss) income from continuing operations	$	20	$	12		$	32
EPS from continuing operations	$	0.23	$	0.14		$	0.37

(a) Includes costs related to the exit from certain moderate sportswear lines announced in May 2007, the repositioning of l.e.i. as an exclusive product for Walmart announced in February 2008, and other restructuring costs.

(b) Represents expenses for the closure of certain distribution facilities and other strategic review items.

(c) Represents severance and other expenses related to strategic review of operations, and certain other items.